Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned officers and directors of SunPower Corporation do hereby constitute and appoint Thomas H. Werner, Dennis V. Arriola, and Bruce R. Ledesma, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable SunPower Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with its annual report on Form10-K for the fiscal year ended December 28, 2008 (the “Report”). Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Signature	Title	Date

/s/Thomas H.Werner	Chief Executive Officer and Director	February 23, 2009
Thomas H. Werner	(Principal Executive Officer)

/s/ Dennis V Arriola	Senior Vice President and Chief Financial Officer	February 24, 2009
Dennis V. Arriola	(Principal Financial and Accounting Officer)

/s/T.J. Rodgers	Chairman of the Board of Directors	February 24, 2009
T.J. Rodgers

/s/W. Steve Albrect	Director	February 20, 2009
W. Steve Albrecht

/s/Betsy S. Atkins	Director	February 20, 2009
Betsy S. Atkins

/s/Uwe-Ernst Bufe	Director	February 22, 2009
Uwe-Ernst Bufe

/s/Thomas R. McDaniel	Director	February 20, 2009
Thomas R. McDaniel

/s/Patrick Wood	Director	February 22, 2009
Patrick Wood